As filed with the Securities and Exchange Commission on March 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Ireland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 Pembroke Street Upper

Dublin D02 KR83

Ireland

+353 1 961 9350

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address, and telephone number of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC

20036 202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED March 18, 2026

Up to 2,403,387 Class A Ordinary Shares

Fusion Fuel Green PLC

This prospectus relates to the offer and resale from time to time by the selling shareholders identified in “Selling Shareholders” on page 12 (the “Selling Shareholders”) of up to 2,403,387 Class A ordinary shares with a nominal value of $0.0035 each (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (the “Company,” “Fusion Fuel,” “we,” “us” or “our”). The Class A Ordinary Shares offered hereby consist of:

●	95,000 Class A Ordinary Shares (the “Advisor Agreement Shares”) currently outstanding and issued to Anthony Milewski (“Milewski”) pursuant to that certain Mineral & Element Advisory Agreement, dated as of February 12, 2026, by and between the Company and Milewski (the “Milewski Advisory Agreement”);

●	an aggregate of 190,000 Class A Ordinary Shares (the “Advisor Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Advisor Pre-Funded Warrants”) issued to Roxy Capital Corp. (“Roxy Capital”) and Bower Four Capital Corp. (“Bower Four” and together with Milewski and Roxy Capital, the “MAT Advisors” and each an “MAT Advisor”), pursuant to that certain Mineral & Element Advisory Agreement, dated as of February 12, 2026, by and between the Company and Roxy Capital (“RC Advisory Agreement”), and that certain Mineral & Element Advisory Agreement, dated as of February 12, 2026, by and between the Company and Bower Four (together with the Milewski Advisory Agreement and the RC Advisory Agreement, the “February 2026 Advisory Agreements”), which are exercisable for Class A Ordinary Shares at an exercise price per share of $0.0035 per share, without giving effect to applicable limitations or restrictions on exercise;

●	577,124 Class A Ordinary Shares (the “SPA Shares”) currently outstanding and issued to certain investors (the “February 2026 Investors”) pursuant to that certain Securities Purchase Agreement, dated as of February 14, 2026, by and between the Company and the February 2026 Investors (the “February 2026 Securities Purchase Agreement”);

●	129,005 Class A Ordinary Shares (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to the February 2026 Investors pursuant to the February 2026 Securities Purchase Agreement, which are exercisable for Class A Ordinary Shares at an exercise price per share of $0.0035 per share, without giving effect to applicable limitations or restrictions on exercise;

●	706,129 Class A Ordinary Shares (the “150% Price Warrant Shares”) issuable upon the exercise of warrants (the “150% Price Warrants”) issued to the February 2026 Investors pursuant to the February 2026 Securities Purchase Agreement, which are exercisable at an exercise price per share of $5.148, without giving effect to applicable limitations or restrictions on exercise; and

●	706,129 Class A Ordinary Shares (the “200% Price Warrant Shares”) issuable upon the exercise of warrants (the “200% Price Warrants”) issued to the February 2026 Investors pursuant to the February 2026 Securities Purchase Agreement, which are exercisable at an exercise price per share of $6.864, without giving effect to applicable limitations or restrictions on exercise.

Collectively, the SPA Shares, the Pre-Funded Warrant Shares, the 150% Price Warrant Shares, and the 200% Price Warrant Shares are collectively referred to herein as the “February 2026 Securities”. The Pre-Funded Warrants, the 150% Price Warrants, and the 200% Price Warrants are collectively referred to together as the “February 2026 Warrants”. The Class A Ordinary Shares issuable upon the exercise of the February 2026 Warrants are referred to herein as the “February 2026 Warrant Shares”. The Advisor Agreement Shares, the Advisor Pre-Funded Warrant Shares, the SPA Shares, the Pre-Funded Warrant Shares, the 150% Price Shares, and the 200% Price Warrant Shares are collectively referred to herein as the “Registrable Securities”.

Each of the Advisor Pre-Funded Warrants and the February 2026 Warrants may not be exercised to the extent that, after giving effect to such exercise, its holder (together with any of its affiliates) would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company. The number of Class A Ordinary Shares being offered for resale under this prospectus does not take into account any limitations on the exercise of the Advisor Pre-Funded Warrants and the February 2026 Warrants.

We are registering the Registrable Securities pursuant to the February 2026 Advisory Agreements and the February 2026 Securities Purchase Agreement and the resale registration undertaking contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the Advisor Pre-Funded Warrants and the February 2026 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $8,483,138. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. See “Use of Proceeds”.

Except to the extent limited by the Beneficial Ownership Limitation, from and after the effective date of the registration statement of which this prospectus forms a part, the Selling Shareholders may sell or otherwise dispose of the Registrable Securities from time to time and at any time while the registration statement of which this prospectus forms a part is effective, in one or more transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or in negotiated transactions. We will pay the expenses of registering the Registrable Securities, while the Selling Shareholders will pay any selling or other expenses incurred as a result of their sale of any such Registrable Securities. See “Plan of Distribution”.

The Class A Ordinary Shares are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HTOO”. The last reported sale price of the Class A Ordinary Shares on The Nasdaq Capital Market on March 16, 2026 was $3.05.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any applicable prospectus supplement, and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) to register the Registrable Securities for resale by the Selling Shareholders who may, from time to time and subject to applicable limitations, if any, sell such securities. See “Plan of Distribution” for more information.

We may, from time to time, file one or more prospectus supplements, or, when appropriate, post-effective amendments, to update, add to, or otherwise modify the information in this prospectus. If a prospectus supplement or post-effective amendment conflicts with any statement in this prospectus, the newer document will control. We may also authorize one or more free writing prospectuses that provide additional material information about this offering. Accordingly, you should read this prospectus together with any prospectus supplement, any post-effective amendment, and any related free writing prospectus, and all information that we incorporate by reference or attach to those documents. See “Where You Can Find More Information; Documents Incorporated by Reference” for more information. You are also strongly urged to review carefully the matters discussed under “Risk Factors” in this prospectus, in each prospectus supplement, in any post-effective amendment, in any related free writing prospectus, and in any other documents that we incorporate by reference.

Neither we, nor the Selling Shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Overview

Fusion Fuel is a leading provider of full-service energy engineering and advisory solutions, specializing in green hydrogen and industrial gas applications. Through its wholly-owned subsidiary Bright Hydrogen Solutions Ltd, its controlling interest in Al Shola Al Modea Gas Distribution LLC, and its majority-owned joint venture company, Biosteam Energy (Proprietary) Limited, Fusion Fuel offers a broad portfolio of services, including innovative engineering and advisory services enabling decarbonization across hard-to-abate industries, full-service industrial gas solutions, and biomass-powered industrial steam solutions. The Company serves a diverse customer base spanning commercial buildings, mixed-use developments, heavy industries, and food service sectors, while continuing to drive innovation in the renewable energy space. Fusion Fuel is committed to advancing the global energy transition by delivering sustainable, efficient, and reliable energy solutions.

For additional information about the Company, see Item 4. “Information on the Company” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, and the Reports on Form 6-K furnished with the SEC that are listed under “Where You Can Find More Information; Documents Incorporated by Reference”.

The Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol “HTOO”.

February 2026 Advisory Agreements

Under the February 2026 Advisory Agreements, the Company issued the 95,000 Advisor Agreement Shares and the Advisor Pre-Funded Warrants to purchase up to 190,000 Class A Ordinary Shares to the MAT Advisors in lieu of making cash payment for (a) strategic, operational, and technical advisory services relating to the evaluation, structuring, and execution of a mineral asset acquisition or other transaction (an “MAT”), including with respect to diligence, negotiation, logistics, risk management, and integration of acquired mineral assets; and (b) identifying and introducing to the Company prospective counterparties that, in the reasonable judgment of the MAT Advisors, possess the capabilities to facilitate or accelerate an MAT. See “February 2026 Advisory Agreements” for more information.

February 2026 Private Placement

Under the February 2026 Securities Purchase Agreement, the Company issued and sold, and the February 2026 Investors acquired, the February 2026 Securities, consisting of (i) the 577,124 SPA Shares, and (ii) the February 2026 Warrants to purchase up to 1,541,263 Class A Ordinary Shares (subject to adjustments from time to time, if any) for an aggregate purchase price of $2,600,000 (such transaction, the “February 2026 Private Placement”). The February 2026 Securities Purchase Agreement requires the Company to use the net proceeds from the sale of the Class A Ordinary Shares for general corporate and working capital purposes and to pay any fees and expenses in connection with the transactions contemplated by such offering. See “February 2026 Private Placement” for more information.

Corporate Information

Our corporate address and registered office is located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

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The Offering

Class A Ordinary Shares offered by the Selling Shareholder:	Up to 2,403,387 Class A Ordinary Shares, consisting of:

●	up to 672,124 Class A Ordinary Shares, including 95,000 Advisor Agreement Shares and 577,124 SPA Shares, without giving effect to applicable limitations or restrictions on exercise;

●	up to 190,000 Class A Ordinary Shares issuable upon exercise of the Advisor Pre-Funded Warrants, without giving effect to applicable limitations or restrictions on exercise;

●	up to 129,005 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, without giving effect to applicable limitations or restrictions on exercise;

●	up to 706,129 Class A Ordinary Shares issuable upon exercise of the 150% Price Warrants, without giving effect to applicable limitations or restrictions on exercise; and

●	up to 706,129 Class A Ordinary Shares issuable upon exercise of the 200% Price Warrants, without giving effect to applicable limitations or restrictions on exercise;

Class A Ordinary Shares outstanding (as of March 16, 2026)(1)	3,017,842 Class A Ordinary Shares

Class A Ordinary Shares outstanding after giving effect to the issuance of the shares registered hereunder	5,421,229 Class A Ordinary Shares

Use of Proceeds:

We are registering the Registrable Securities pursuant to the February 2026 Advisory Agreements and the February 2026 Securities Purchase Agreement and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the Advisor Pre-Funded Warrants and the February 2026 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $8,483,138. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors:	Investing in the Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement, post-effective amendment, or free writing prospectus, if any, and any document incorporated by reference herein or therein, before deciding to purchase any Registrable Securities from the Selling Shareholders.

Trading market and symbol:	The Class A Ordinary Shares are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO”.

(1) The number of Class A Ordinary Shares outstanding is based on 3,017,842 Class A Ordinary Shares outstanding as of March 16, 2026, and excludes the following securities as of such date:

●	1,191,812 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0035 each (“Series A Preferred Shares”);

●	4,674,195 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	2,262 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	431,927 Class A Ordinary Shares issuable upon exercise of outstanding options.

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RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the information set forth under Item 3.D. “Risk Factors” of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein except to the extent that the risk factors stated therein are amended, restated or updated hereby, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may incorporate by reference, and any prospectus supplement or documents incorporated by reference herein or therein may contain or incorporate by reference, forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), that are based on our management’s beliefs and assumptions and on information available to us on the date of such statements. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those referred to under the heading “Risk Factors” and elsewhere in this prospectus, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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USE OF PROCEEDS

We are registering the Registrable Securities pursuant to the February 2026 Advisory Agreements and the February 2026 Securities Purchase Agreement and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the Advisor Pre-Funded Warrants and February 2026 Warrants. If the warrants are exercised in full for cash at their exercise prices as of the date of this prospectus, we would receive aggregate gross proceeds of approximately 8,483,138. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. Notwithstanding the foregoing, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive from any exercise of the Advisor Pre-Funded Warrants and the February 2026 Warrants. Accordingly, we will retain broad discretion over the use of these proceeds.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, Quality Industrial Corp., a Nevada corporation (“QIND”), Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND, the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received from the cash exercise of the Advisor Pre-Funded Warrants and February 2026 Warrants are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Registrable Securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. See “Plan of Distribution”.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on our Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

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FEBRUARY 2026 ADVISORY AGREEMENTS

On February 12, 2026, the Company entered into the February 2026 Advisory Agreements with the MAT Advisors for an initial term of twelve (12) months, with renewal by mutual written consent for successive six-month periods. Pursuant to the February 2026 Advisory Agreements, the MAT Advisors will (a) provide an MAT, including with respect to diligence, negotiation, logistics, risk management, and integration of acquired mineral assets; and (b) identify and introduce to the Company prospective counterparties that, in the reasonable judgment of the MAT Advisors, possess the capabilities to facilitate or accelerate an MAT (for example, mineral rights holders, mining companies, brokers, logistics providers, technical consultants, asset custodians, or other relevant service providers).

In exchange for the MAT related services, the Company agreed to pay to each MAT Advisor: (i) a fee (the “Advisory Fee”) equal to the value of 95,000 Class A Ordinary Shares, such Advisory Fee to be satisfied by the issue of 95,000 Class A Ordinary Shares to the relevant MAT Advisor (the “Advisory Fee Shares”), in connection with the signing of a definitive agreement (a “Definitive MAT Agreement”) with a party (“Qualified Counterparty”) introduced to the Company within twelve (12) months after the initial introduction by the MAT Advisor pursuant to which the Company will receive or deploy cash, mineral assets, credit facilities, or other resources for the primary purpose of executing an MAT; and (ii) an additional fee equal to the value of 45,000 Class A Ordinary Shares (the “Milestone Fee”), such Milestone Fee to be satisfied by the issue of 45,000 Class A Ordinary Shares (the “Milestone Fee Shares”), on the day(s) on which the Company achieves each of the following milestones: (x) a share price of $5.83 for at least five (5) consecutive trading days; (y) a share price of $9.72 for at least five (5) consecutive trading days; and (z) a share price of $15.50 for at least five (5) consecutive trading days. The total number of Milestone Fee Shares to be issued if all milestones are met equals 135,000 Class A Ordinary Shares (together with the Advisory Fee Shares, the “Compensation Shares”). If the Company enters into multiple Definitive Agreements with more than one Qualified Counterparty in connection with a single mineral asset transaction or MAT or series of related transactions that is publicly announced as a single transaction, the respective MAT Advisor shall be entitled to only one Advisory Fee with respect to such transaction, regardless of the number of Qualified Counterparties involved.

If the issuance of Advisory Fee Shares pursuant to the February 2026 Advisory Agreements would result in an MAT Advisor beneficially owning in excess of 4.99% (or upon election of the MAT Advisor prior to the issuance of any Advisory Fee Shares, 9.99%) of the Company’s then-outstanding Class A Ordinary Shares, the Company shall issue to the MAT Advisor, in lieu of such excess shares, customary pre-funded warrants. Such pre-funded warrants will be exercisable immediately and may be exercised at any time until all are exercised in full, subject to the Beneficial Ownership Limitation.

Pursuant to the February 2026 Advisory Agreements, we are required to file one or more registration statements with the SEC to register the resale of the Compensation Shares (and Class A Ordinary Shares issuable upon exercise of pre-funded warrants issued in lieu of Advisory Fee Shares) no later than 45 days following the date of the closing of an MAT with respect to the respective Advisory Fee Shares (or pre-funded warrants issued in lieu of Advisory Fee Shares) or the date of issuance of the Milestone Fee Shares with respect to such Milestone Fee Shares, and to use commercially reasonable efforts to have such registration statements declared effective by the SEC as promptly as practicable, and in any event within five trading days after receiving notification that the SEC will not review or has no comments to such registration statements, and otherwise no later than 90 days following the date of filing of such registration statements. The Company will also be required to maintain the effectiveness of such registration statements while the Compensation Shares remain outstanding or issuable and are not freely tradable without restriction under Rule 144 promulgated under the Securities Act. The Company will be responsible for all fees and expenses incurred in connection with such registration requirements.

On February 18, 2026, the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”), dated as of February 18, 2026, among the Company and certain shareholders of Royal Uranium Inc., a company incorporated under the laws of British Columbia, Canada. The Share Exchange Agreement constituted a Definitive Agreement. Pursuant to the February 2026 Advisory Agreements, the Company issued the 95,000 Advisor Agreement Shares to Milewski and the Advisor Pre-Funded Warrants to purchase up to 95,000 Class A Ordinary Shares (subject to adjustments from time to time, if any) to each of Roxy Capital and Bower Four as the Advisory Fee.

The February 2026 Advisory Agreements may be terminated immediately upon material breach by the other party that remains uncured for ten days after written notice, or upon 30 days’ prior written notice. Upon any termination of the February 2026 Advisory Agreements that is not the result of an uncured material breach by an Advisor, the Advisor shall remain entitled to receive: (i) an Advisory Fee with respect to any Definitive Agreement entered into prior to the effective date of termination or within 18 months thereafter, and (ii) the Milestone Fee for any requisite milestone achieved during such 18-month period.

Advisor Pre-Funded Warrants

See “Description of Securities – Advisor Pre-Funded Warrants” for a description of the Advisor Pre-Funded Warrants.

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FEBRUARY 2026 PRIVATE PLACEMENT

On February 20, 2026, the Company entered into the February 2026 Securities Purchase Agreement with the February 2026 Investors, pursuant to which the Company issued and sold the February 2026 Securities in exchange for an aggregate of $2,600,000.

February 2026 Securities Purchase Agreement

Under the February 2026 Securities Purchase Agreement, the Company issued and sold to the February 2026 Investors: (i) the 577,124 SPA Shares, (ii) the Pre-Funded Warrants to purchase an aggregate of 129,005 Class A Ordinary Shares at an exercise price of $0.0035 per share, (iii) the 150% Price Warrants to purchase an aggregate of 706,129 Class A Ordinary Shares at an exercise price equal to 150% of the Minimum Price (as defined by Nasdaq Listing Rule 5635(d)(1)(A)), or $5.148 per share, and (iv) the 200% Warrants to purchase an aggregate of 706,129 Class A Ordinary Shares at an exercise price equal to 200% of the Minimum Price, or $6.864 per share, for aggregate gross proceeds of $2,600,000.

The Company will use the net proceeds from the February 2026 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the transactions contemplated by the February 2026 Securities Purchase Agreement.

Pursuant to the February 2026 Securities Purchase Agreement, we were required to file the registration statement of which this prospectus forms a part covering the resale of the February 2026 Securities, within 30 calendar days following the date of the closing under the February 2026 Securities Purchase Agreement (the “Closing Date”), and to use commercially reasonable efforts to have such registration statement declared effective within 90 days of the Closing Date. At such time that the SEC notifies us that it will not review the registration statement or has no comments, we must cause such registration statement to be declared effective within five trading days of such notification. We are required to maintain the effectiveness of such registration statement for so long as any Registrable Securities remain outstanding and are not freely tradable without restriction under Rule 144 promulgated under the Securities Act (“Rule 144”).

If we (i) had not filed the registration statement of which this prospectus forms a part by the required filing date, (ii) do not cause such registration statement to be declared effective by the required effectiveness date, or (iii) do not maintain the effectiveness of the registration statement such that the February 2026 Investors are unable to use the prospectus to resell the February 2026 Securities for more than 30 consecutive calendar days or more than 60 calendar days in the aggregate during any 12-month period, we will be required to pay each of the February 2026 Investors liquidated damages equal to 1.5% of its subscription amount for each 30-day period (pro-rated for partial periods) during which the failure remains uncured. These liquidated damages accrue and are payable on a daily basis, without the need for demand or notice. If we fail to make any such payment when due, we will be required to pay interest on the overdue amount at a rate of 18% per annum (or, if lower, the maximum rate permitted by law), accruing daily until paid in full. These obligations survive any termination of the February 2026 Securities Purchase Agreement and are in addition to any other rights or remedies available to the February 2026 Investors.

The February 2026 Purchase Agreement also contains customary closing conditions, representations and warranties, covenants, and indemnification provisions. The offer and sale of securities described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

February 2026 Warrants

See “Description of Securities – February 2026 Warrants” for a description of the February 2026 Warrants.

DESCRIPTION OF SECURITIES

A description of our securities is included in Exhibit 2.13 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein, and supplemented as follows.

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July 2025 Reverse Share Split

On July 11, 2025, we implemented a one-for-thirty-five (1:35) share consolidation of our Class A Ordinary Shares (the “July 2025 Reverse Share Split”), under which every thirty-five (35) issued and outstanding or authorized and unissued Class A Ordinary Shares with a nominal value of $0.0001 were automatically combined and converted into one (1) Class A Ordinary Share with a nominal value of $0.0035. Immediately following the implementation of the July 2025 Reverse Share Split, the Company implemented an increase of its authorized share capital such that the Company remained authorized to issue 100,000,000 Class A Ordinary Shares. No fractional shares were issued in connection with the July 2025 Reverse Share Split; instead, any fractional shares resulting from the split were rounded up to the nearest whole share. The purpose of the July 2025 Reverse Share Split was to increase the per-share trading price of our Class A ordinary shares and to comply with Nasdaq’s listing requirements.

General

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, the Company effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, the Company converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC”. The Company’s affairs are governed by the Company’s Memorandum and Articles of Association, the Irish Companies Act, and the corporate law of Ireland.

Authorized share capital. The authorized share capital of the Company is $351,212.50 divided into 100,000,000 Class A Ordinary Shares with a nominal value of $0.0035 each, 2,125,000 Class B Ordinary Shares with a nominal value of $0.0001 each (“Class B Ordinary Shares”), and 10,000,000 preferred shares with a nominal value of $0.0001 each (“preferred shares”), of which 4,171,327 have been designated as Series A Convertible Preferred Shares with a nominal value of $0.0001 each, and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. As of the date of this prospectus, all outstanding Class B Ordinary Shares were converted to Class A Ordinary Shares on December 5, 2022. Therefore, all rights of the Class B Ordinary Shares described below or elsewhere in the Annual Report are not applicable.

The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution”. Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. At the Company’s extraordinary general meeting held on November 6, 2025, the shareholders approved the increase of our authorized share capital by the creation of such further number of Class A Ordinary Shares as the board of directors may determine, provided that such further number of Class A Ordinary Shares shall be not less than 100,000 Class A Ordinary Shares and not more than 1,000,000,000 Class A Ordinary Shares, with such increase to be implemented at such time as the board of directors of the Company may in its absolute discretion determine.

Allotment/issue of shares. As a matter of Irish law, the directors of a company may allot new shares without shareholder approval once authorized to do so by the Constitution of the company or by an ordinary resolution adopted by its shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. The Constitution authorized our board of directors to issue new shares of the Company without shareholder approval until December 31, 2023 (unless previously revoked by the shareholders of the Company in general meeting). This authorization was extended to December 31, 2024 by approval of the shareholders at the Company’s annual general meeting held on September 29, 2023 as to up to the aggregate nominal amount of $295.30 (2,952,994 ordinary shares (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary shares of the Company as of August 31, 2023 (being the last practicable date before the Notice of 2023 Annual General Meeting of Shareholders)), with such authority expiring on December 31, 2024. This authorization was extended to March 19, 2029 by approval of the shareholders at the Company’s extraordinary general meeting held on March 20, 2024 up to the maximum of our authorized but unissued share capital. At the Company’s annual general meeting held on June 25, 2025, the shareholders approved the extension of this authorization until June 25, 2030, up to the maximum of our authorized but unissued share capital. At an extraordinary general meeting of the Company on November 6, 2025, the shareholders further approved the extension of this authorization until November 6, 2030, up to the maximum of our authorized but unissued share capital that will exist following implementation of the authorized share capital increase by the board as referred to above. The maximum amount of shares in the Company that can be allotted under this authority shall be the amount of the authorized but unissued share capital of the Company.

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Notwithstanding this authority, under the Takeover Panel Act 1997 and the Takeover Rules 2022 (the “Takeover Rules”) our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved in writing by the holders of more than 50% of our shares carrying voting rights and that they would vote in favor of it at a general meeting; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period (or prior to any earlier time at which our Board considered the offer to be imminent); or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we initially opted out of these preemption rights in the Constitution as permitted under Irish law. The Constitution provided that this opt-out would lapse on December 31, 2023 (unless previously revoked by the shareholders of Fusion Fuel in general meeting). The authorization to opt out of the statutory preemption right may be granted for a maximum period of five years, at which point it must be renewed by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”). If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of the Company pro rata to their existing shareholdings before the shares can be issued to any new shareholders. At the Company’s annual general meeting held on September 29, 2023, the opt-out was renewed as to up to an aggregate nominal amount of $295.30 (2,952,994 ordinary shares (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary shares of the Company as of August 31, 2023 (being the last practicable date before the Notice of 2023 Annual General Meeting of Shareholders)), with such authority expiring on December 31, 2024. The opt-out was renewed and extended to March 20, 2029 by approval of the shareholders at the Company’s extraordinary general meeting held on March 20, 2024 up to the maximum of our authorized but unissued share capital. At the Company’s annual general meeting held on June 25, 2025, the shareholders approved the extension and renewal of this opt-out until June 25, 2030, up to the maximum of our authorized but unissued share capital. At an extraordinary general meeting of the Company on November 6, 2025, the shareholders further approved the extension and renewal of this opt-out until November 6, 2030, up to the maximum of our authorized but unissued share capital that will exist following implementation of the authorized share capital increase by the board as referred to above. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of shares, which as respects dividends and capital, carry a right to participate only up to a specified amount in a distribution and/or to an issue of shares which are held by a person who acquired them in pursuance of an employees’ share scheme, or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme.

Advisor Pre-Funded Warrants

Exercise Price. The Advisor Pre-Funded Warrants are exercisable for cash at a nominal exercise price of $0.0035 per Class A Ordinary Share, subject to certain customary adjustments.

Exercise Period. The Advisor Pre-Funded Warrants are exercisable at any time from the initial issuance date until the Advisor Pre-Funded Warrants are exercised in full. There is no fixed expiration date; the warrants remain outstanding until fully exercised.

Limitations on Exercise. Each of the Advisor Pre-Funded Warrant holders may not exercise any portion of the Advisor Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

February 2026 Warrants

Pre-Funded Warrants

Exercise Price. The Pre-Funded Warrants are exercisable for cash at a nominal exercise price of $0.0035 per Class A Ordinary Share, subject to certain customary adjustments.

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Exercise Period. The Pre-Funded Warrants are exercisable at any time from the initial issuance date until the New Pre-Funded Warrant is exercised in full. There is no fixed expiration date; the warrants remain outstanding until fully exercised.

Limitations on Exercise. Each of the Pre-Funded Warrant holders may not exercise any portion of the Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

150% Price Warrants

Exercise Price. The 150% Price Warrants are initially exercisable at an exercise price of $5.148 per Class A Ordinary Share, subject to certain customary adjustments.

Exercise Period. The 150% Price Warrants are exercisable at any time during the three-year period beginning on their original issue date and ending February 20, 2029.

Limitations on Exercise. Each of the150% Price Warrants holders may not exercise any portion of the 150% Price Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

200% Price Warrants

Exercise Price. The $200% Price Warrants are initially exercisable at an exercise price of $6.864 per Class A Ordinary Share, subject to certain customary adjustments.

Exercise Period. The 200% Price Warrants are exercisable at any time during the three-year period beginning on their original issue date and ending February 20, 2029.

Limitations on Exercise. Each of the 200% Price Warrant holders may not exercise any portion of the 200% Price Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

SELLING SHAREHOLDERS

This prospectus covers the resale or other disposition by the Selling Shareholders of the Registrable Securities. The Selling Shareholders listed in the table below may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we refer to the person listed in the table below and the permitted transferees that hold any of the Selling Shareholder’s interest in Registrable Securities after the date of this prospectus.

The following table sets forth certain information concerning the Registrable Securities that may be offered from time to time by the Selling Shareholders pursuant to this prospectus. The number of Registrable Securities beneficially owned by the Selling Shareholders has been determined in accordance with SEC rules, which deem a person to beneficially own any shares over which the person has sole or shared voting or investment power, and shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. Percentage ownership is based on 3,017,842 Class A Ordinary Shares outstanding as of March 16, 2026. In calculating the number of shares beneficially owned by, and the percentage ownership of, any person, we treat as outstanding the Advisor Pre-Funded Warrant Shares and February 2026 Warrant Shares that are currently exercisable even though those shares are not deemed outstanding when computing the percentage ownership of any other person. The percentages shown in the table reflect the Beneficial Ownership Limitation, which generally limits each holder (together with its affiliates) to beneficial ownership of no more than 4.99% of the outstanding Class A Ordinary Shares (subject to a holder-elected increase to 9.99% upon 61 days’ prior written notice). Except as otherwise indicated, and subject to applicable community-property laws, we believe that each Selling Shareholder listed in the table exercises sole voting and investment power over the shares shown as beneficially owned. In addition, except as otherwise indicated, no Selling Shareholder has had any position, office or other material relationship with the Company or any of its predecessors or affiliates during the past three years other than (i) with respect to each of the MAT Advisors, as a counterparty to the respective February 2026 Advisory Agreements, or (ii) with respect to each of the February 2026 Investors, as a counterparty to the February 2026 Securities Purchase Agreement.

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The Selling Shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities included in the table below in transactions exempt from the registration requirements of the Securities Act. Any changed or new information provided to us by the Selling Shareholders, including regarding the identity of, and the securities held by, each of the Selling Shareholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus forms a part, if and when necessary. A Selling Shareholder may sell all, some or none of such securities in this offering. See “Plan of Distribution”. For purposes of this table, we have assumed that the Selling Shareholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

The Selling Shareholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

Name of Selling Shareholder	Class A Ordinary Shares Owned Prior to Offering(1)		Beneficial Ownership (%)	Maximum Class A Ordinary Shares Offered Hereby		Class A Ordinary Shares Owned After Offering(1) (2)	Beneficial Ownership (%)
Anthony Milewski(3)	298,691	(4)	9.47%	298,691	(5)	-	-
Beaconsfield Ventures Ltd.(6)	307,211	(7)	9.99%	749,592	(8)	-	-
Bower Four Capital Corp.(9)	319,479	(10)	9.99%	257,954	(11)	586,225	9.99%
Roxy Capital Corp.(12)	312,670	(13)	9.99%	319,061	(14)	565,928	9.78%
RJL18 Capital LP(15)	154,576	(16)	4.99%	224,061	(17)	-	-
Jenga Limited(18)	155,646	(19)	4.99%	162,954	(20)	-	-
Daniel Farb(21)	40,737	(22)	1.34%	40,737	(22)	-	-
Rajbir Gill(23)	81,477	(24)	2.65%	81,477	(24)	-	-
Lawrence Gallus(25)	20,367	(26)	* %	20,367	(26)	-	-
Spicy Toro Collection LLC(27)	20,367	(28)	* %	20,367	(28)	-	-
Max Leclerc(29)	40,734	(30)	1.34%	40,734	(30)	-	-
Jason Atkinson(31)	32,589	(32)	1.07%	32,589	(32)	-	-
Sasitorn Siangma(33)	32,589	(34)	1.07%	32,589	(34)	-	-
Tiffany Sagel(35)	122,214	(36)	3.94%	122,214	(36)	-	-

* Represents beneficial ownership of less than 1% of our outstanding Class A Ordinary Shares.

(1)	Beneficial ownership prior to this offering is based on 3,017,842 Class A Ordinary Shares outstanding as of March 16, 2026 and 5,421,229 Class A Ordinary Shares outstanding after this offering assuming the sale of all Registrable Securities offered hereby.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	The principal address of Anthony Milewski is #400 – 1075 West Georgia Street, Vancouver B.C V6E 3C9, Canada. Mr. Milewski is a counterparty to the Share Exchange Agreement.

(4)	Consists of an aggregate of 298,691 Class A Ordinary Shares, consisting of (i) 95,000 Advisor Agreement Shares and 67,897 SPA Shares, (ii) 67,897 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant and (iii) 67,897 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, without regard to the Beneficial Ownership Limitation.

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(5)	Consists of (i) 95,000 Advisor Agreement Shares and 67,897 SPA Shares, (ii) 67,897 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 67,897 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, without regard to the Beneficial Ownership Limitation.

(6)	Christopher Irwin holds sole voting and investment power over all Registrable Securities owned by Beaconsfield Ventures Ltd. The principal address of Beaconsfield Ventures Ltd. is 217 Queen Street West, Suite 401, Toronto, ON M5V 0R2, Canada.

(7)

Consists of 249,864 Class A Ordinary Shares and an aggregate of 57,347 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s 150% Price Warrant and 200% Price Warrant, after giving effect to the Beneficial Ownership Limitation.

Without giving effect to the Beneficial Ownership Limitation, within 60 days of March 16, 2026, this Selling Shareholder would beneficially own an aggregate of 749,592 Class A Ordinary Shares, consisting of (i) 249,864 SPA Shares, (ii) 249,864 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iv) 249,864 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(8)	Consists of (i) 249,864 SPA Shares, (ii) 249,864 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 249,864 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the Beneficial Ownership Limitation.

(9)	Gregory Lipschitz holds sole voting and investment power over all Registrable Securities owned by Bower Four Capital Corp. The principal address of Bower Four Capital Corp. is 104 One Cable Beach, Nassau, Bahamas. Bower Four Capital Corp. is a counterparty to the Share Exchange Agreement and to that certain Securities Purchase Agreement, dated as of July 22, 2025, between the Company and certain other parties (the “July 2025 Securities Purchase Agreement”).

(10)

Consists of (i) 139,328 Class A Ordinary Shares and (ii) an aggregate of 180,151 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s warrants to purchase Class A Ordinary Shares, after giving effect to the Beneficial Ownership Limitation or analogous provisions in such warrants.

Without regard to the Beneficial Ownership Limitation or analogous warrant provisions, within 60 days of March 16, 2026, this Selling Shareholder would beneficially own an aggregate of 955,934 Class A Ordinary Shares, consisting of (i) 139,328 Class A Ordinary Shares, (ii) 120,880 Class A Ordinary Shares issuable upon exercise of certain pre-funded warrants, (iii) 263,277 Class A Ordinary Shares issuable upon exercise of a warrant with an exercise price of $3.50 per share (“$3.50 Warrant”), (iv) 174,495 Class A Ordinary Shares issuable upon exercise of a warrant with an exercise price of $5.00 per share (“$5.00 Warrant”), (v) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (vi) 54,318 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (vii) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (viii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(11)	Consists of (i) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (ii) 54,318 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iv) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the Beneficial Ownership Limitation or analogous provisions in such warrants.

(12)	Eric Lazer holds sole voting and investment power over all Registrable Securities owned by Roxy Capital Corp. The principal address of Roxy Capital Corp. is 20 Canal Beach, Old Fort Bay, P.O. Box N7776, Nassau, Bahamas. Roxy Capital Corp. is a counterparty under the Share Exchange Agreement and to the July 2025 Securities Purchase Agreement.

(13)

Consists of 200,682 Class A Ordinary Shares and an aggregate of 111,988 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s warrants to purchase Class A Ordinary Shares, after giving effect to the Beneficial Ownership Limitation or analogous provisions in such warrants.

Without regard to the Beneficial Ownership Limitation or analogous provisions, within 60 days of March 16, 2026, this Selling Shareholder would beneficially own an aggregate of 848,989 Class A Ordinary Shares, consisting of (i) 200,682 Class A Ordinary Shares, (ii) 216,525 Class A Ordinary Shares issuable upon exercise of certain pre-funded warrants (iii) 197,249 Class A Ordinary Shares issuable upon exercise of a $3.50 Warrant, (iv) 141,482 Class A Ordinary Shares issuable upon exercise of a $5.00 Warrant, (v) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (vi) 74,687 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (vii) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (viii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

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(14)	Consists of (i) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (ii) 74,687 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iv) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the Beneficial Ownership Limitation.

(15)	Dean Lazer holds sole voting and investment power over all Registrable Securities owned by RJL18 Capital LP. The principal address of RJL18 Capital LP is 4701 N Meridian Ave, Apt 627, Miami, Florida 33140.

(16)

Consists of 74,687 Class A Ordinary Shares and an aggregate of 79,889 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s 150% Price Warrant and 200% Price Warrant, after giving effect to the Beneficial Ownership Limitation.

Without giving effect to the Beneficial Ownership Limitation, within 60 days of March 16, 2026, this Selling Shareholder would beneficially own an aggregate of 224,061 Class A Ordinary Shares, consisting of (i) 74,687 SPA Shares, (ii) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(17)	Consists of (i) 74,687 SPA Shares, (ii) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the Beneficial Ownership Limitation.

(18)	Mark Souvenir holds sole voting and investment power over all Registrable Securities owned by Jenga Limited. The principal address of Jenga Limited is 340 West Bay St - #224, Goldwynn Residences, Nassau, Bahamas.

(19)

Consists of 54,318 Class A Ordinary Shares and an aggregate of 101,328 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s 150% Price Warrant and 200% Price Warrant, after giving effect to the Beneficial Ownership Limitation.

Without giving effect to the Beneficial Ownership Limitation, within 60 days of March 16, 2026, this Selling Shareholder would beneficially own an aggregate of 162,954 Class A Ordinary Shares, consisting of (i) 54,318 SPA Shares, (ii) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(20)	Consists of (i) 54,318 SPA Shares, (ii) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, without regard to the Beneficial Ownership Limitation.

(21)	The principal address of Daniel Farb is 100 Essex Road, Newton, MA 02467.

(22)	Consists of (i) 13,579 SPA Shares, (ii) 13,579 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 13,579 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(23)	The principal address of Rajbir Gill is 20 Grenview Blvd N, Toronto, Ontario, M8X2K1, Canada.

(24)	Consists of (i) 27,159 SPA Shares, (ii) 27,159 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 27,159 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(25)	The principal address of Lawrence Gallus is 16 W Hills Ct, Southampton, NY 11968.

(26)	Consists of (i) 6,789 SPA Shares, (ii) 6,789 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 6,789 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

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(27)	Andre Sakhai holds sole voting and investment power over all Registrable Securities owned by Sak Spicy Toro Collection LLC. The principal address of Sak Spicy Toro Collection LLC is 220 East 17th Street, Apt 2, New York, NY 10003.

(28)	Consists of (i) 6,789 SPA Shares, (ii) 6,789 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 6,789 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(29)	The principal address of Max Leclerc is 30 Rue Louis Bouilhet, 76000 Rouen, France. Max Leclerc also holds sole voting and investment power over all Registrable Securities owned by Aliki Global. The principal address of Aliki Global is 220 East 17th Street, Apt 2, New York, NY 10003.

(30)	Consists of (i) 13,578 SPA Shares, (ii) 13,578 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 13,578 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(31)	The principal address of Jason Atkinson is 501 Doverwood Dr, Oakville, ON L6H 6N4, Canada.

(32)	Consists of (i) 10,863 SPA Shares, (ii) 10,863 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 10,863 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(33)	The principal address of Sasitorn Siangma is 23 Parkcrest Drive, Toronto, ON M1N 2Y9, Canada.

(34)	Consists of (i) 10,863 SPA Shares, (ii) 10,863 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 10,863 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, without regard to the Beneficial Ownership Limitation.

(35)	The principal address of Tiffany Sagel is 700-200 Burrard St Vancouver, BC V6C3L6, Canada.

(36)	Consists of (i) 40,738 SPA Shares, (ii) 40,738 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 40,738 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, without regard to the Beneficial Ownership Limitation.

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PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, dispose of all or a portion of the Class A Ordinary Shares covered by this prospectus directly or through one or more underwriters, broker-dealers or agents.  If any Class A Ordinary Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholders will bear the underwriting discounts or commissions or any agent’s commissions.  Sales of Registrable Securities may occur in one or more transactions (which may include crosses or block trades) at fixed prices, at prevailing market prices, at prices determined at the time of sale or at negotiated prices, and may be effected by means that include:

●	any national securities exchange or quotation service on which our Class A Ordinary Shares are then listed or quoted, including Nasdaq;

●	the over-the-counter market;

●	transactions otherwise than on these exchanges, quotation systems or the over-the-counter market;

●	ordinary brokerage transactions, including transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer acts as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales, including the settlement of short sales and the delivery of Registrable Securities to close out short positions or return borrowed shares;

●	transactions executed through broker-dealers that agree with a Selling Shareholders to sell a specified number of Registrable Securities at a stipulated price per share;

●	the writing or settlement of options, swaps, caps, collars, forward-sale contracts or other hedging or derivative transactions, whether such instruments are listed on an options exchange or traded privately;

●	to or through one or more underwriters or dealers in a public offering, whether individually or through an underwriting syndicate led by one or more managing underwriters;

●	through agents acting on a best-efforts basis for the period of their appointment;

●	a combination of any of the foregoing methods; or

●	any other method permitted by applicable law.

The Selling Shareholders may also sell Registrable Securities pursuant to Rule 144 or another exemption from registration under the Securities Act, if available, rather than under this prospectus, and may transfer Registrable Securities by other means not described herein. It may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities, or it may loan, pledge or otherwise encumber such securities; upon a default, the pledgees or secured parties may offer and sell the pledged Registrable Securities under this prospectus.

If underwriters participate in the sale of any Registrable Securities, such registrable securities will be acquired by the underwriters for their own accounts and may be resold in one or more of the transactions described above. Registrable Securities may be offered to the public through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If a dealer is used, the dealer may purchase the shares as principal and resell them at prices determined by the dealer at the time of resale. We will identify each underwriter, dealer, or agent in the applicable prospectus supplement and describe any compensation, discounts or commissions they receive. Any such underwriters, dealers, or agents may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, or commissions they receive and any profit they realize on resale of the shares may be deemed to be underwriting discounts or commissions.

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Underwriters, dealers and agents may be entitled to indemnification or contribution from the Selling Shareholders and/or us against certain civil liabilities, including liabilities under the Securities Act.

The Selling Shareholders and any other persons participating in the distribution of Registrable Securities will be subject to the provisions of the Exchange Act and its regulations, including Regulation M, which may restrict certain activities and affect the marketability of the shares. In particular, persons engaged in the distribution may not simultaneously engage in market-making activities with respect to the Registrable Securities for the applicable restricted period. We have provided each Selling Shareholders with a copy of this prospectus and informed them of the need to deliver a copy of this prospectus, as supplemented or amended, to each purchaser at or prior to the time of sale in compliance with Rule 172 under the Securities Act.

We agreed to reimburse the Selling Shareholders for out-of-pocket costs and expenses (including reasonable attorneys’ fees of one of the Selling Shareholders and/or its affiliates of up to $65,000) incurred in connection with the February 2026 Private Placement, including the registration for resale of the Registrable Securities (as part of the terms of the subscription by the Selling Shareholders for the Registrable Securities) and the filing and registration of the registration statement of which this prospectus forms a part. We are also responsible for transfer agent fees, DTC fees, and broker’s commissions related to the transactions.

Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “HTOO”. Once sold under this prospectus, the Registrable Securities will be freely tradable by persons other than our affiliates, subject to applicable securities laws.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Registrable Securities being registered for resale hereby and the offer and sale of the Registrable Securities by the Selling Shareholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC registration fee	$1,583.70
Accounting fees and expenses	20,000
Transfer agent fees	10,000
State securities and blue sky laws compliance	2,500
Miscellaneous	5,000
TOTAL	$39,083.70

LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act.

As of the date of this prospectus, Bevilacqua PLLC holds (i) a warrant to purchase up to 71,429 Class A Ordinary Shares at an exercise price of $0.88 per share, and (ii) 7,286 Class A Ordinary Shares, which it received upon cashless exercise of a warrant at an exercise price of $0.14 per share. Bevilacqua PLLC received these securities as partial consideration for legal services.

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EXPERTS

The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of QIND as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 and 2022 consolidated financial statements of QIND contains an explanatory paragraph that states that QIND’s recurring losses from operations and net capital deficiency for the period ended December 31, 2023 raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

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MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2024, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith, and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 3, 2025, January 13, 2025, January 13, 2025 (other than Exhibit 99.1 thereto), January 13, 2025 (other than Exhibit 99.1 thereto), January 14, 2025, January 27, 2025, February 24, 2025, February 27, 2025 (other than Exhibit 99.1 thereto), March 3, 2025, March 10, 2025 (other than Exhibit 99.7 and Exhibit 99.8 thereto), May 12, 2025, May 16, 2025, July 23, 2025 (other than Exhibit 99.1 thereto), June 4, 2025 (other than Exhibit 99.2 thereto), June 25, 2025 (other than Exhibit 99.1 thereto), July 10, 2025 (other than Exhibit 99.1 thereto), July 23, 2025, July 28, 2025, July 30, 2025, August 5, 2025, September 10, 2025, October 14, 2025, November 7, 2025 (other than Exhibit 99.1 thereto), November 28, 2025, December 5, 2025, January 8, 2026, February 18, 2026, February 18, 2026 (other than Exhibit 99.1 thereto), and February 18, 2026 (other than Exhibit 99.1 thereto); and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Unless the context indicates otherwise, “we,” “us,” “our,” “the Company,” and similar references in this Part II. “Information Not Required in the Prospectus” refer to the operations of Fusion Fuel Green PLC, an Irish public limited company.

Item 8. Indemnification of Directors and Officers

Pursuant to the Company’s constitution, subject to the provisions of and so far as may be permitted by the Companies Act 2014 of Ireland (the “Company Act”), every person who is or was a director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favor or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

The Company is permitted under its constitution and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

The Company has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, the Company’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require the Company and Fusion Fuel Portugal to jointly and severally indemnify the Company’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of the Company’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 9. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Constitution of Fusion Fuel Green PLC (incorporated by reference to Exhibit 1.1 to the Form 6-K filed July 10, 2025)
4.2	Specimen Class A Ordinary Share Certificate of Fusion Fuel Green PLC (incorporated by reference to Exhibit 4.1 to Registration Statement on Form F-4/A filed on October 9, 2020)
4.3	Form of Pre-Funded Ordinary Shares Purchase Warrant issuable pursuant to the Mineral & Element Advisory Agreement, dated as of February 12, 2026, between Fusion Fuel Green PLC and the other party signatory thereto (incorporated by reference to Exhibit 4.1 to the Form 6-K filed February 18, 2026)
4.4	Form of Pre-Funded Ordinary Shares Purchase Warrant issuable pursuant to the Securities Purchase Agreement, dated as of February 14, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 4.2 to the Form 6-K filed February 18, 2026)
4.5	Form of Ordinary Shares Purchase Warrant issuable pursuant to the Securities Purchase Agreement, dated as of February 14, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 4.3 to the Form 6-K filed February 18, 2026)
4.6	Form of Ordinary Shares Purchase Warrant issuable pursuant to the Securities Purchase Agreement, dated as of February 14, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 4.4 to the Form 6-K filed February 18, 2026)
4.7	Description of Securities (incorporated by reference to Exhibit 2.13 to Annual Report on Form 20-F filed on May 9, 2025)
10.1	Form of Mineral & Element Advisory Agreement, dated as of February 12, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Form 6-K filed February 18, 2026)
10.2	Form of Securities Purchase Agreement, dated as of February 14, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Form 6-K filed February 18, 2026)
10.3	Form of Share Exchange Agreement, dated as of February 18, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Form 6-K filed February 18, 2026)
5.1*	Opinion of Arthur Cox LLP
23.1*	Consent of Bush & Associates CPA LLC as to its audit report relating to the financial statements of Fusion Fuel Green PLC
23.2*	Consent of KPMG as to its audit report relating to the financial statements of Fusion Fuel Green PLC
23.3*	Consent of Bush & Associates CPA LLC as to its audit report relating to the financial statements of Quality Industrial Corp.
23.4*	Consent of Arthur Cox LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Calculation of Filing Fee Table

* Filed herewith.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that: paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on March 18, 2026.

Fusion Fuel Green PLC

By:	/s/ John-Paul Backwell
John-Paul Backwell Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John-Paul Backwell and Frederico Figueira de Chaves as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- and post-effective amendments) to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John-Paul Backwell	Chief Executive Officer (principal executive officer), Chairman of the	March 18, 2026
John-Paul Backwell	Board of Directors, and Director

/s/ Frederico Figueira de Chaves	Interim Chief Financial Officer (principal financial officer and principal accounting officer), Chief Strategy Officer, Head of	March 18, 2026
Frederico Figueira de Chaves	Hydrogen Solutions, and Director

/s/ Pierce Crosby	Director	March 18, 2026
Pierce Crosby

/s/ Steven Gold	Director	March 18, 2026
Steven Gold

/s/ Luisa Ingargiola	Director	March 18, 2026
Luisa Ingargiola

	Director	March 18, 2026
James Passin

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto on March 18, 2026.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Authorized Representative

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